UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 1, 2006

Commission file number 0-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)
Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

_________________________

Registrant's telephone number, including area code:

(713) 996-4700

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

On November 1, 2006, DXP Enterprises, Inc. ("DXP") entered into a definitive agreement to acquire the business of Safety Alliance. A copy of the definitive agreement is furnished as Exhibit 10.1 hereto, which is incorporated herein by reference.

ITEM 2.01. Completion of Acquisition or Disposition of Assets

On November 1, 2006, DXP completed the acquisition of Safety Alliance described under Item 1.01 above. DXP paid $2.3 million cash for Safety Alliance. The purchase price was funded by utilizing available capacity under DXP's bank revolving credit facility.

ITEM 7.01. Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

On November 1, 2006, DXP Enterprises, Inc. issued a press release announcing the acquisition of Safety Alliance, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 7.01 of Form 8-K, (ii) is not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1 Asset Purchase Agreement, dated as of November 1, 2006, whereby DXP Enterprises, Inc. acquired the business of Safety Alliance.

99.1 Press Release dated November 1, 2006 announcing the acquisition of Safety Alliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

November 2, 2006 By: /s/Mac McConnell

Mac McConnell

Senior Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Introductory Note: Exhibit 99.1 is furnished pursuant to Item 7.01 of Form 8-K and is not to be considered "filed" under the Exchange Act and shall not be incorporated by reference into any of the Company's previous or future filings under the Securities Act or the Exchange Act.

Exhibit No. Description

10.1 Purchase Agreement, dated as of November 1, 2006, whereby DXP Enterprises, Inc. acquired all of the outstanding shares of Safety Alliance.

99.1 Press Release dated November 1, 2006 announcing the acquisition of Safety Alliance.

Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 31st day of October, 2006, by and between SAFETY ALLIANCE, INC., a New Mexico corporation (the "Seller"), BARRY WIELAND, TERRI NELSON and husband, DOUGLAS E. NELSON and STEVE MARTINEZ (collectively referred to as the Shareholder") and DXP ENTERPRISES, INC., a Texas corporation (the "Buyer").

W I T N E S S E T H:

WHEREAS, the Seller desires to transfer to the Buyer the Business and certain of the properties, assets and liabilities related to the Business, and the Buyer desires to acquire such Business, properties and assets and assume such liabilities, all upon the terms and subject to the conditions set forth herein; and

WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below;

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

  PURCHASE AND SALE OF ASSETS

    Transferred Assets.

      Subject to the terms and conditions of this Agreement and in consideration of the obligations of the Buyer as provided herein, and except as otherwise provided in Section 1.2 hereof, at the Closing, the Seller shall sell, assign, transfer, grant, bargain, deliver and convey to the Buyer, free and clear of all Liens, except for Permitted Encumbrances, the Seller's entire right, title and interest in, to and under the Business, as a going concern, and all assets, except for Excluded Assets, owned or used by the Seller in connection with or arising out of the Business of every type and description, tangible and intangible, wherever located and whether or not reflected on the books and records of the Seller (all of such assets, properties, rights and business being hereinafter sometimes collectively referred to as the "Transferred Assets"), including, but not limited to, the Equipment, including the Equipment set forth in Schedule 1.1 hereto;

        all Inventories, including the Inventories set forth in Schedule 1.1 hereto;

        the accounts receivable set forth in Schedule 1.1 hereto (the " Accounts Receivable");

        the Proprietary Information, including the name Safety Alliance or any derivative thereof and the names of the customers of the Business;

        subject to Sections 1.1(b) and 1.1(c) hereof, the benefit of all unfilled or outstanding purchase orders, sales contracts, other commitments, contracts and engagements to which the Seller is entitled at the Closing and which relate to the Business (the "Entitlements");

        Seller's leasehold interest in the leased Facility located at 1678 Bloomfield Blvd, Farmington, NM 87401, subject to the terms and conditions set forth in the lease agreement attached hereto as Schedule 1.1(vi) which Buyer agrees to enter into with WMN, L.L.C. as Landlord;

        all prepaid expenses and deposits made by the Seller shown on Seller's financial statements (including those in Schedule 3.6.) relating to the Transferred Assets and the Business;

        any goodwill associated with the Transferred Assets and the Business; and

        any goodwill of the Shareholder, associated with the Transferred Assets and the Business.

      The Seller shall use its best efforts to obtain such consents of third parties as are necessary for the assignment of the Transferred Assets. To the extent that any of the Transferred Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as herein provided, the Transferred Assets shall be held by the Seller in trust for the Buyer and shall be performed by the Buyer in the name of the Seller and all benefits and obligations derived thereunder shall be for the account of the Buyer, provided, however, that where entitlement of the Buyer to such Transferred Assets hereunder is not recognized by any third party, the Seller shall, at the request of the Buyer, enforce in a reasonable manner, at the cost of and for the account of the Buyer, any and all rights of the Seller against such third party.

      Schedule 1.1 identifies the location of all of the scheduled Transferred Assets and the locations in which Transferred Assets that are not scheduled are located. The Seller shall for a reasonable period following the Closing Date provide the Buyer with access to all locations in which the Transferred Assets may be located so as to permit the Buyer to take physical possession of such Transferred Assets or to arrange for the storage or transfer of such Transferred Assets. The Seller shall also notify each Person which may have possession of the Transferred Assets at the Closing of the transfer of such Transferred Assets to the Buyer.

    Excluded Assets. There shall be excluded from the assets, properties, rights and business to be transferred to the Buyer hereunder only those assets of the Seller listed or described on Schedule 1.2 hereto, which includes cash; however, the amount of the Accounts Receivable must exceed the amount of the Accounts Payable by at least $10,000.00 (the "Excluded Assets").

    Purchase Price.

      In consideration of the transfer to the Buyer of the Transferred Assets, the Buyer shall (i) pay to the Seller an amount in cash equal to the Cash Purchase Price, (ii) assume (x) the payment obligations of the Seller with respect to all Trade Payables, sales taxes, payroll taxes, leased equipment, service agreements and vehicle notes shown on the Financial Statements of the Seller as of the Closing and (y) the obligations of the Seller under the express written terms of the Entitlements to the extent and only to the extent such obligations are not Pre-Closing Obligations (the "Assumed Liabilities"). The Cash Purchase Price, and the Assumed Liabilities are herein collectively referred to as the "Purchase Price".

      At the Closing, the Buyer shall pay to the Seller and Shareholder by wire transfer of same day funds in an amount equal to the Cash Purchase Price.

      In addition to the Purchase Price, Buyer agrees to pay to Seller at or in advance of Closing all sums paid by Seller for payroll, payroll taxes (employer's contribution) for the period October 7, 2006 through date of Closing.

    Intentionally Omitted.

    Liabilities Not Assumed by the Buyer. Except for the Assumed Liabilities and as provided in Section 7.9 hereof, the Seller shall pay and discharge in due course all of its liabilities, debts and obligations, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including, without limitation, those listed in Schedule 1.5 hereto (the "Retained Liabilities"), and the Buyer shall not assume, or in any way be liable or responsible for, any of such Retained Liabilities. Without limiting the generality of the foregoing, the Retained Liabilities shall include the following:

      any liability or obligation of the Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, whether or not such transactions are consummated, including but not limited to any Tax liability so arising;

      except to the extent assumed by Buyer in this Agreement or which Buyer has agreed to in this Agreement reimburse Seller, any liability or obligation for any and all Taxes of, or pertaining or attributable to, (i) the Seller for any period that ends on or before, or includes, the Closing Date, or (ii) the Business and/or the Transferred Assets for any period or portion thereof that ends on or before the Closing Date (including, but in no way limited to, any and all Taxes described in clauses (i) and (ii) of this Section 1.5(b) for which liability is or may be sought to be imposed on the Buyer under any successor liability, transferee liability or similar provision of any applicable federal, foreign, state or local law);

      Any liability (other than with respect to the Assumed Liabilities) to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in New Mexico and Purchaser agrees to be liable for any liability to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in the State of Texas.

      except as provided in Section 7.9 hereof, all other liabilities and obligations of any Person arising prior to the Closing or related to the conduct or operation of the Transferred Assets or the Business on or prior to the Closing Date, including, but not limited to, the Pre-Closing Obligations and the specific liabilities, obligations or litigation listed on Schedule 1.5 hereto or in Schedule 3.4(e) of the Disclosure Schedule; and

      any inter-company obligations related to any payable to any affiliate, subsidiary, officer or employee of Seller.

    Prorations of Expenses and Certain Property Taxes.

      The Seller warrants that the Transferred Assets are not, and on the Closing Date will not be, subject to or liable for any special assessments or similar types of impositions. Any general property Tax assessed against or pertaining to the Transferred Assets for the taxable period that includes the Closing Date shall be prorated between the Buyer and the Seller as of the Closing Date. In the event the amount of any such general property Tax cannot be ascertained as of the Closing Date, proration shall be made on the basis of the preceding year, the Buyer shall receive a credit against the Cash Purchase Price at the Closing for the Seller's pro rata portion of such general property Taxes, and to the extent that such proration may be inaccurate the Seller and the Buyer agree to make such payment to the other after the tax statements have been received as are necessary to allocate such general property Tax properly between the Seller and the Buyer as of the Closing Date.

      Except as otherwise provided in this Agreement, the Seller and the Buyer agree that amounts payable with respect to utility charges, rent and other items of expense attributable to the conduct of the Business shall be prorated as of the Closing Date to the extent the charges and expenses cannot be identified as to the party who received the benefits to which such charges and expenses relate. To the extent such amounts are estimated at Closing and such prorations are inaccurate, the Seller and the Buyer agree to make such payment to the other within thirty (30) days of the receipt of the invoice for such amounts are correctly computed, that is necessary to allocate such charges properly between the Seller and the Buyer as of the Closing Date.

    Transfer Taxes; Recording Fees.

      The Buyer and the Seller acknowledge and agree that the Purchase Price includes and is inclusive of any and all sales, use, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement, the Seller and the Shareholder hereby agree to indemnify the Buyer against, and agrees to protect, save and hold the Buyer harmless from, any loss, liability, obligation or claim (whether or not ultimately successful) for sales, use, transfer or other similar Taxes (and any interest, penalties, additions to tax and fines thereon or related thereto) imposed as a result of the consummation of the transactions contemplated by this Agreement.

      The Buyer shall pay any and all recording, filing or other fees relating to the conveyance or transfer of the Transferred Assets from the Seller to the Buyer.

    Allocation of Purchase Price.

      Seller and Buyer have prepared a written statement setting forth the allocation of the consideration (including, without limitation, the Purchase Price and any adjustments thereto) deemed to have been paid for federal income tax purposes by the Buyer to the Seller pursuant to this Agreement (the "Tax Consideration") among the Transferred Assets (the "Allocation") and a copy of such written statement is attached hereto as Exhibit E.

      For federal income tax purposes (including, without limitation, the Buyer's and the Seller's compliance with the reporting requirements of Section 1060 of the Code), each of the Seller and the Buyer hereby agree to use the Allocation and to cooperate in good faith with each other in connection with the preparation and filing of any information required to be furnished to the Internal Revenue Service under Section 1060 of the Code (including, without limitation, Section 1060(b) and (e) of the Code) and any applicable regulations thereunder. Without limiting the generality of the preceding sentence, the Buyer and the Seller agree to (i) report such allocations to the Internal Revenue Service on Form 8594, which Buyer agrees to prepare and circulate for Seller's review and approval, and, if required, supplemental Forms 8594, in accordance with the instructions to Form 8594 and the provisions of Section 1060 of the Code and the applicable regulations thereunder, and (ii) coordinate their respective preparation and filing of each such Form 8594 and any other forms or information statements or schedules required to be filed under Section 1060 of the Code and the applicable regulations thereunder so that the Allocation and information reflected on such forms, statements and schedules shall be consistent.

    Assumed Liabilities. Buyer agrees to assume and timely pay all of the debts, obligations and expenses set forth on Schedule 1.9, together with such other debts, obligations and expenses of Buyer expressly set forth under this Agreement.

  CLOSING

  Subject to the conditions set forth in this Agreement, the Closing shall take place at the offices of The Briones Law Firm., located at 407 N. Auburn in Farmington, New Mexico, at 10:00 a.m. on or before November 1, 2006 or at such other time, date and place as the parties hereto shall mutually agree upon in writing (the "Closing Date"). Failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of, control over and risk of loss of the Transferred Assets shall pass to the Buyer at the Closing.

  REPRESENTATIONS, WARRANTIES AND COVENANTS

  OF THE SELLER AND THE SHAREHOLDER

  Except as otherwise set forth in the correspondingly numbered section of the Disclosure Schedule delivered to and approved by the Buyer at the signing of this Agreement, the Seller (including the Subsidiaries) and the Shareholder, hereby represent and warrant to the Buyer and covenant and agree as follows:

    Corporate Matters.

      The Seller is a corporation organized, validly existing and in good standing under the laws of the State of New Mexico. The Seller is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. The Seller has not applied for or obtained authority in any jurisdiction other than the State of New Mexico to transact business as a foreign corporation, and to the best of Seller's knowledge and belief the nature and extent of Seller's business or the character of its assets makes such qualification in other jurisdictions un-necessary. To the extent Seller was obligated to have registered as a foreign corporation in any other jurisdiction, Seller shall remain fully liable and shall hold harmless and indemnify Buyer against any claim, loss, tax, penalty or interest resulting from such failure to have the requisite authority. The Seller has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement.

      Attached as Schedule 3.1(c) of the Disclosure Schedule is a true, correct and complete copy of the Certificates of Incorporation certified by the Public Regulation Commission, Corporations Division, of the State of New Mexico and the Bylaws certified by the corporate secretary, of the Seller, in each case as amended and in full force and effect.

      The Seller does not do business in any state or commonwealth under any name other than the corporate name set forth in the first paragraph of this Agreement.

      The Seller and Shareholder represents and warrants to the Buyer that the Shareholder holds of record and owns beneficially one hundred percent (100%) of all the issued and outstanding shares of the stock of Seller free and clear of any encumbrances. The Shareholder is not a party to an option, warrant, purchase right, or other contract or commitment that could require such Shareholder to sell, transfer, or otherwise dispose of any common stock of Safety Alliance, Inc. (other than this Agreement). The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any shares of common stock of Safety Alliance, Inc. To the Shareholder's knowledge, the common stock of the Shareholder has been duly authorized and validly issued.

    Validity of Agreement and Conflict with Other Instruments.

      This Agreement has been duly authorized by the Shareholder. No further corporate action is necessary on the part of the Seller to execute and deliver this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and the Shareholder and is a legal, valid and binding obligation of the Seller and the Shareholder enforceable against the Seller and the Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. Shareholder shall cause each spouse to execute this and all other conveyance documents pro forma.

      The covenant not to compete set out in Section 7.10 hereof has necessary corporate action on the part of Seller and individually for the Shareholder and, when executed and delivered at the Closing as contemplated by this Agreement, shall be legal, valid and binding obligations of the Seller and the Shareholder, enforceable against the Seller and the Shareholder in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

      To the best of Seller's knowledge and belief, the execution, delivery and performance of this Agreement and the other agreements and documents to be delivered by the Seller and the Shareholder to the Buyer, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by the Seller and the Shareholder will not, with or without the passage of time or the giving of notice or both:

        conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under, any of the Contracts and Other Agreements to which the Seller is a party or by which any of them is bound;

        result in an acceleration or increase of any amounts due with respect to the Trade Payables;

        conflict with or violate the Articles of Incorporation or Bylaws of the Seller;

        result in the creation or imposition of any Lien on any of the Transferred Assets; or

        violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to the Seller or any of their respective properties or assets;

      other than violations, defaults or conflicts that would not materially and adversely affect the ability of the Seller to consummate the transactions provided for in this Agreement.

      Attached as Schedule 3.2(d) of the Disclosure Schedule are true, correct and complete copies of the resolutions adopted by the Shareholder and Directors approving this Agreement and the transactions contemplated hereby. Such resolutions were adopted at a meeting duly called and convened at which a quorum was present and acting throughout or by unanimous written consents. Such resolutions are in full force and effect without amendment or modification.

    Approvals, Licenses and Authorizations.

      No order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Seller to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by them and the consummation of the transactions contemplated hereby or thereby (including, but not limited to, assignment of the Transferred Assets), or to effect the legality, validity, binding effect or enforceability thereof.

      To the best of Seller's knowledge and belief, all licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Seller to carry on its business in the places and in the manner currently conducted have been duly obtained, are in full force and effect. No violations are in existence or have been recorded with respect to such licenses, permits or other authorizations and no proceeding is pending or, to the best knowledge of the Seller, threatened with respect to the revocation or limitation of any of such licenses, permits or other authorizations. To the best of Seller's knowledge and belief, the Seller has complied with all laws, rules, regulations and orders applicable to the Business, and all rules, regulations and orders respecting the provision of services by the Seller, except for violations that would not have a Material Adverse Effect.

    Title to and Condition of Transferred Assets. Seller and the Shareholder represent and warrant to Buyer as follows:

      The Seller has all power, right and authority to assign the lease of the Facility to the Buyer and Buyer will have the right to use such Facility as provided in Section 7.8 hereof. The Facility is in reasonable condition for the operation of the Transferred Assets and the Business as the same are currently being conducted by the Seller.

      All Equipment (excluding Equipment that did not have a cost basis of $10,000 or more at their respective dates of acquisition by the Seller) is set forth in Schedule 1.1 hereto. The Seller has good and marketable title to all Equipment. All of the Equipment is in the Seller's possession and control.

      All Inventories are set forth in Schedule 1.1 hereto. The Seller has good and marketable title to all Inventories free and clear of all Liens other than those Liens set forth in Schedule 3.4(c) of the Disclosure Schedule, which Liens shall be released on or prior to the Closing.

      The Accounts Receivable are owned by the Seller free and clear of all Liens (other than indebtedness owed Four Corners Community Bank secured by a UCC Financing Statement filed with the New Mexico Secretary of State's Office - File Number 20030346462A set forth in Schedule 3.4(c) of the Disclosure Schedule, which indebtedness is being assumed by Buyer and which UCC lien shall be released or modified to reflect Buyer as the debtor) and relate to receivables owed to the Seller. All Accounts Receivable were generated in the ordinary course of business. The Seller is unaware of any existing facts or circumstances that could reasonably be expected to result in the Accounts Receivable not being fully collected in accordance with their terms.

      The Seller owns or possesses licenses or other rights to use, and will at the Closing transfer to the Buyer, all rights to all Proprietary Rights necessary for the conduct of the Business as currently conducted. Set forth in Schedule 3. 4(e) of the Disclosure Schedule is a complete and accurate list of all patents, trademarks and licenses the Seller owns or possesses or otherwise has rights to use and all patents, trademarks and licenses pertaining to the Business that Seller owns or possesses or otherwise has rights to use. No licenses, sublicenses, covenants or agreements have been granted or entered into by the Seller in respect of the items listed in Schedule 3.4(e) of the Disclosure Schedule except as noted thereon. The Seller has not received any notice of infringement, misappropriation or conflict from any other Person with respect to such Proprietary Rights except as noted in Schedule 3.4(e) of the Disclosure Schedule, and the conduct of the Business has not infringed, misappropriated or otherwise conflicted with any Proprietary Rights of any such Person. The Seller has not given indemnification for patent, trademark, service mark or copyright infringements except to licensees or customers in the ordinary course of business. All of the Proprietary Rights that are owned by the Seller are owned free and clear of all Liens except as set forth in Schedule 3.4(e) of the Disclosure Schedule and all such Proprietary Rights will be transferred to the Buyer free and clear of all Liens. All Proprietary Rights that are licensed by the Seller to third parties are licensed pursuant to valid and existing license agreements and such interests are not subject to any Liens other than those under the applicable license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Proprietary Rights.

      The Seller owns or has rights to use, and is transferring to the Buyer hereunder, all tangible assets necessary for the conduct of the Business in the ordinary course consistent with past practices. The conduct of the Business in the ordinary course is not dependent upon the right to use the property of others, except such property as is leased or licensed to the Seller pursuant to any of the Transferred Assets.

    Contracts and Commitments. Seller and the Shareholder represent and warrant to Buyer as follows:

      To the best of Seller's knowledge and belief, and except as expressly set forth in Seller's Contracts and Commitments as set forth in Schedule 3.5(a) of the Disclosure Schedule, except for the Retained Liabilities, are not subject to or bound by:

        any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $10,000 (other than purchase orders in the ordinary course of business for goods necessary for the Seller to complete then existing contracts or purchase orders);

        any agreement, contract or commitment requiring the payment for goods or services whether or not such goods or services are actually provided or the provision of goods or services at a price less than the Seller's cost of producing such goods or providing such services;

        any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment;

        any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business);

        any management service, employment, consulting or other similar type contract or agreement;

        any agreement, contract or commitment that would limit the freedom of the Buyer or any affiliate thereof following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Transferred Assets or to compete with any Person or to engage in any business or activity in any geographic area;

        any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of the Seller, not cancelable by the Seller without penalty to the Seller within 30 calendar days;

        any agreement or contract obligating the Seller or that would obligate or require any subsequent owner of the Business or any of the Transferred Assets to provide for indemnification or contribution with respect to any matter;

        any sales, distributorship or similar agreement relating to the products sold or services provided by the Seller;

        any license, royalty or similar agreement; or

        any other agreement, contract or commitment that might reasonably be expected to have a Material Adverse Effect.

      Seller is not in breach of any provision of, or is in default (or knows of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under the terms of any of the Contracts and Other Agreements that constitute a part of the Transferred Assets. All of the Contracts and Other Agreements that constitute a part of the Transferred Assets are in full force and effect. The Seller is not aware of any pending or threatened disputes with respect to any of the Contracts and Other Agreements.

      To the best of Seller's knowledge and belief, the enforceability of the Contracts and Other Agreements that constitute a part of the Transferred Assets will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and none of the Contracts and Other Agreements that constitute a part of the Transferred Assets require the receipt of the consent or waiver of any Person or Governmental Entity prior to the sale, assignment, transfer, conveyance or delivery thereof pursuant to this Agreement. To the extent such Contracts or other Agreements are not assignable, the provisions of Section 1.1(b) shall apply.

    Financial Statements. Seller and the Shareholder represent and warrant to Buyer as follows:

      Attached as Schedule 3.6 of the Disclosure Schedule are true, correct and complete copies of (i) the unaudited balance sheet of the Business (excluding the Excluded Assets and Retained Liabilities) as of December 31, 2005 and August 31, 2006, and (ii) the unaudited statement of income of the Business (including the Excluded Assets and Retained Liabilities) for the period ended December 31, 2005 and August 31, 2006; additionally two (2) business days before the Closing Date Seller shall deliver to Purchaser the September 30, 2006 unaudited statement of income for the Business (collectively, the "Financial Statements"). The Financial Statements:

        fairly present the financial position of the Business as of their respective dates and the results of operations of the Business for the periods indicated therein;

        have been prepared in accordance with generally accepted accounting principles (except for the omission of statements of stockholder's equity, cash flow and footnote disclosures) applied on a consistent basis throughout the periods covered by the Financial Statements and consistent with those employed by the Seller ("GAAP");

        have not been rendered untrue, incomplete or unfair as representations of the financial condition of the Transferred Assets or the Business by events subsequent to the date of the Financial Statements; and

        reflect all liabilities or obligations, whether accrued, absolute, contingent or otherwise, of the Seller that are Assumed Liabilities as required under GAAP consistently applied other than those liabilities incurred since August 31, 2006, in the ordinary course of business consistent with past practice, none of which have had or may reasonably be expected to have a Material Adverse Effect.

      The values at which the Accounts Receivable are carried on the Financial Statements are in accordance with GAAP. The amounts shown for the Accounts Receivable on the Financial Statements are collectible or are net of adequate reserves.

    Taxes. Seller, as a Subchapter S corporation, and the Shareholder as applicable represent and warrant as follows:

      All Tax Returns that are required to be filed (taking into account all extensions) on or before the Closing Date for, by, on behalf of or with respect to the Seller, including, but not limited to, those relating to the Business, the Transferred Assets and the Assumed Liabilities, and those which include or should include the Seller, the Business, the Transferred Assets or the Assumed Liabilities, and with respect to which the failure to timely file could have a Material Adverse Effect, have been or will be timely filed with the appropriate foreign, federal, state and local authorities on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns, the failure to make payment of which could have a Material Adverse Effect, have been or will be timely paid in full on or before the Closing Date;

      All such Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed, fairly present or will fairly present the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns;

      None of such Tax Returns are now under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Seller, the Business or the Transferred Assets, or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against the Seller, the Business or the Transferred Assets with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority which could have a Material Adverse Effect;

      All Taxes due and owing from the Seller or assessed and due and owing against the Business or the Transferred Assets on or before the Closing Date have been or will be timely paid in full on or before the Closing Date;

      All withholding Tax and Tax deposit requirements imposed on the Seller and applicable to the Business for any and all periods prior to and including the Closing Date have been or will be timely satisfied in full on or before the Closing Date; and

      The Seller has made adequate provision in Seller's financial statements for the payment in full of any and all unpaid Taxes which in any way may affect the Transferred Assets or the Business for any and all periods or portions thereof ending on or before the respective dates thereof.

    No Violations or Litigation. Seller and the Shareholder represent and warrant to Buyer as follows:

      Seller has not violated or is currently in violation of, and the consummation of the transactions contemplated hereby will not cause any violation of, any order of any Governmental Entity or any law, ordinance, regulation, order, requirement, statute, rule, permit, concession, grant, franchise, license or other governmental authorization relating or applicable to the Seller, the Business or to any of the Seller's properties, assets or operations, including without limitation, the Transferred Assets.

      There is no action, suit, claim, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, or any change in any zoning or building ordinance pending or, to the Seller's and Shareholders' knowledge, threatened against or affecting the Seller, the Business or any of the Transferred Assets, at law or in equity, before or by any Governmental Entity and no basis exists for any such action, suit, claim, investigation or proceeding.

    No Adverse Changes or Events. Seller and the Shareholder represent and warrant to buyer as follows:

    Since August 31, 2006, the Business has been consistently operated only in the ordinary course and there has not been:

      any adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or prospects of the Seller except for such changes that in the aggregate have not had a Material Adverse Effect, or any occurrence, circumstance or combination thereof that might reasonably be expected to have a Material Adverse Effect before or after the Closing Date;

      any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Transferred Assets or the Business;

      any increase in the compensation or rate of compensation or commissions or bonuses payable or to become payable by the Seller to any Transferred Employee that is not consistent with past practice, any payment or accrual of, or commitment with respect to, any bonus plan or severance arrangement that is not consistent with past practice or any change or modification to any severance arrangement;

      any debt, obligation or liability incurred by the Seller, any assumption, guarantee, endorsement or other responsibility by the Seller for the liability or obligation of any other Person (whether absolute, accrued, contingent or otherwise), or any engagement in any other transaction by the Seller that might have a Material Adverse Effect;

      any mortgage, pledge or creation of any Lien with respect to any of the Transferred Assets;

      any sale, assignment, transfer or other disposition or lapse of any Proprietary Rights or disclosure to any Person (other than employees of the Seller in the scope of their employment) of any Proprietary Rights material to the Business;

      any write up or write down in the value of any Equipment or Inventories;

      any cancellation or compromise of any material claims, or any waiver of any other material rights relating to the Business, or any sale, transfer or other disposition of any properties or assets, real, personal or mixed, tangible or intangible, material to the Business (other than sales of Inventory in the ordinary course of business);

      any change in the Seller's method of accounting for financial, Tax or other purposes;

      any material change in the customary methods used in operating the Business (including the pricing practices) or any material change in the sales operations; or

      any change in the data required to be set forth on any Exhibit or Schedule to this Agreement, including the Disclosure Schedule, or any other event or condition of any character whatsoever pertaining to the Seller that has had or reasonably may be expected to have a Material Adverse Effect.

    Environmental Matters. Seller and the Shareholder represent and warrant to Buyer as follows:

      neither the Seller, the Shareholder nor any prior owner or operator of the Business or the Transferred Assets has caused or allowed the generation, use, treatment, storage, or disposal of Hazardous Materials at any site or facility owned, leased or operated by the Seller or used in the Business except in accordance with all applicable Environmental Laws or except to the extent the same would not have a Material Adverse Effect and would not result in any liability, contingent or otherwise, to the Buyer or its affiliates;

      the Seller does not own or lease any real property, improvements or related assets that form a part of the Transferred Assets or the Business and that have been subject to the release of any Hazardous Materials except to the extent that the same would not have a Material Adverse Effect;

      the Seller has secured all Environmental Permits necessary to the conduct of its businesses and operations and the Seller is in compliance with such permits;

      the Seller and the Shareholder have not received any notice, nor is it aware, of any proposal to amend, revoke or replace any Environmental Permit, or requiring the issuance of any additional Environmental Permit;

      the Seller has not received inquiry or notice nor does it have any reason to suspect or believe it will receive inquiry or notice of any actual or potential proceedings, claims, lawsuits or losses related to or arising under any Environmental Law;

      the Seller is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or corrective action decree, order or agreement issued or entered into under any federal, state or local statute, regulation or ordinance regarding the environment and/or health or safety in the work place;

      neither the Seller, the Shareholder nor any prior owner or operator of the Business has transported, arranged for the transportation of or disposed of any substance in a manner that may lead to claims against the Buyer for clean-up costs, remedial work, damages to natural resources or for personal injury claims;

      the Transferred Assets and the Business is in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Environmental Laws; and

    Condition of Assets. Except as expressly provided herein, the Inventory, property and Equipment included in the Transferred Assets are being sold, transferred and conveyed on an "AS IS, WHERE IS" condition, and the Seller makes NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THEIR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AS TO THEIR CONDITION.

    Undisclosed Liabilities. Seller and Shareholder represent and warrant to the Buyer as follows:

    The Seller does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent, unliquidated, civil, criminal or otherwise, and whether due or to become due, other than liabilities that (a) are reflected or reserved against in the August 31, 2006 Balance Sheet, (b) are disclosed in any Schedule (or in any plan, instrument, lease or agreement referred to therein) or Exhibit hereto, (c) are liabilities incurred since August 31, 2006, in the ordinary course of business or (d) that would not have a Material Adverse Effect.

    Warranties and Product Liability. Seller and the Shareholder represent and warrant to Buyer as follows:

      Except for warranties implied by law or warranties provided by the manufacturer of product sold, the Seller has not given or made any warranties in connection with the sale or rental of goods or services. Except for warranties implied by law, Seller has not created, distributed or reduced to writing any warranties including, without limitation, warranties covering the customer's consequential damages. The Seller is not aware of any state of facts or the occurrence of any event forming the basis of any present claim against the Seller with respect to warranties relating to products manufactured, sold or distributed by the Seller or services performed by or on behalf of the Seller except any claim that would not individually or in the aggregate exceed $10,000.

      There is no state of facts or any event forming the basis of any present claim against the Seller not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of the Seller.

    Employee Matters. Seller and Shareholder represent and warrant as follows:

      There are no collective bargaining or other labor union agreements to which the Seller is a party or by which it is bound. To the best knowledge of the Seller, it has not encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or walkouts.

      Other than a Seller matching SIMPLE IRA plan administered by Edward Jones, the Seller does not contribute to or have an obligation to contribute to, and has not at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA.

      Other than a Seller matching SIMPLE IRA plan administered by Edward Jones the Seller does not have any defined benefit plan or employee benefit plan. Seller does have plan(s) established pursuant to Article 401(k) of the Code.

      No lawsuit, complaint or investigation or governmental audit has been noticed, initiated or filed with respect to any employee benefit plan. The Company has not incurred any liability to the PBGC or otherwise under Title IV of ERISA.

    Finder's Fees. Seller and the Shareholder represent and warrant to Buyer that neither the Seller nor any affiliate of the Seller has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale by the Seller of any of the Transferred Assets or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission. The Seller agrees to indemnify and hold the Buyer and its affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Seller or any affiliate of the Seller with respect to any such fee, commission or expense.

    No Untrue Statements. Seller and the Shareholder represent and warrant to the Buyer that this Agreement, the Exhibits and Schedules hereto, and all other documents and certificates delivered to the Buyer and its representatives in connection with this Agreement or the transactions contemplated hereby, including the Disclosure Schedule, do not and will not contain when delivered any untrue statement of any fact and do not and will not omit to state a fact necessary to make the statements contained herein or therein not misleading. There is no fact that has not been disclosed in writing to the Buyer by the Seller that has or will have a Material Adverse Effect.

  REPRESENTATIONS AND WARRANTIES OF THE BUYER

  The Buyer represents and warrants to the Seller as follows:

    Corporate Matters. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Buyer has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Buyer will not violate any provision of, or constitute a default under, any contract or other agreement to which the Buyer is a party or by which it is bound, or conflict with its Articles of Incorporation or Bylaws, other than violations, defaults or conflicts that would not materially and adversely affect the ability of the Buyer to consummate the transactions provided for in this Agreement.

    Finder's Fees. Neither the Buyer nor any affiliate of the Buyer has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or a commission. The Buyer agrees to indemnify and hold the Seller and its affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Buyer or any affiliate of the Buyer with respect to any such fee, commission or expense.

  ACCESS TO INFORMATION BY THE BUYER

    Prior to Closing. Until two (2) business days prior to the Closing, the Seller has and will continue to furnish the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the Business, commitments and properties of the Seller as the Buyer shall from time to time reasonably request and will afford the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives access to the Seller's offices, properties, books, records, contracts and documents (including Tax Returns filed and those in preparation) and will be given the opportunity to ask questions of, and receive answers from, representatives of the Seller with respect to the Business, the Contracts and Other Agreements, the Transferred Assets and the other properties of the Seller ("Inspection Period"). Buyer has made an independent and knowledgeable decision as to the Business and as to the future profitability and viability of the Business upon its own investigation. Notwithstanding the foregoing, no investigations by the Buyer or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Seller with respect to any representations, warranties, covenants or agreements made herein or in any Exhibit, Schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. The Seller will cooperate with the Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity. If in Buyer's sole discretion, the results of the Inspection Period are not acceptable, then Buyer shall give such written notice to Seller and then this Agreement shall be null and void and of no force or effect and there shall be no further liability or obligations among the parties hereto.

    Public Information. Until the Closing or termination hereof, the Buyer and the Seller will consult in advance on the necessity for, and the timing and content of, any communications to be made to the public and to the form and content of any application or report to be made to any Governmental Entity that relates to the transactions contemplated by this Agreement and, except with respect to public announcements or disclosures in response to legal requirements (including, without limitation, requirements under the Federal securities laws in connection with any registration, sale or purchase of securities), all such public announcements and disclosures shall require the consent of the Buyer and the Seller, which consent shall not be unreasonably withheld.

  EMPLOYEE MATTERS

    Hiring of Transferred Employees. Terri Nelson and Steve Martinez will enter into Employment Agreements with Buyer at the Closing in the form attached hereto as Exhibit D. The Employment Agreement will be for a three year term and will contain a three year non-compete after termination of the Employment Agreement.

    The Buyer shall offer employment to all of the Seller's active hourly employees and other active salaried employees as of the Closing (collectively, the "Transferred Employees"). The Buyer assumes and agrees to pay directly or to reimburse Seller for all payroll and payroll taxes incurred by Seller during the ordinary course of business beginning effective the commencement of October 6, 2006 through the date of Closing, and Buyer will honor the accrued vacation of each of the Seller's employees employed by Buyer after the Closing through December 31, 2006 and commencing January 1, 2007, each such employee will begin to accrue vacation under the terms of Buyer's regular business practice for similarly situated employees. Buyer does not assume any other liabilities or obligations of the Seller with respect to its employees and, except as to severance benefits as provided in Section 6.3 hereof, the Buyer will have complete discretion as to the terms of employment that are offered to the Transferred Employees. Nothing contained in this Section 6.1 is intended to confer upon any of the Seller's employees any right to continued employment after evaluation by the Buyer of its employment needs after the Closing Date. Notwithstanding any other provision of this Agreement, the parties hereto do not intend to create any third-party beneficiary rights respecting any of the Seller's employees or former employees as a result of the provisions herein and specifically hereby negate any such intention.

    Employee Benefits.

      Except as stated in Section 6.1, the Buyer shall not be liable or obligated under any employee benefit plan or for any other employee benefits that may have been established by the Seller for the Seller's employees prior to the Closing, and the Seller expressly acknowledges that it has sole liability for all employee benefit costs accrued as of the Closing whether or not any or all of such employees are subsequently hired by the Buyer. Without limiting the generality of the foregoing, the Seller acknowledges and agrees that the Buyer does not assume the sponsorship of, the responsibility of contributions to, or any liabilities in connection with any employee benefit plan maintained by the Seller for active employees, retirees, former employees, their beneficiaries or any other Person, including any employee pension benefit plan within the meaning of Section 3(2) of ERISA, employee welfare plan within the meaning of Section 3(1) of ERISA and any personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, severance pay plan, policy or agreement, deferred compensation agreement arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding.

      With respect to employees who accept employment with the Buyer, the Seller will remain responsible for medical expenses covered under its plans (i) actually incurred prior to the Closing Date or (ii) actually incurred with respect to any hospitalization that began prior to the Closing Date until such hospitalization ends (as required under such plans), and the Buyer will be responsible for all other medical expenses incurred on or after the Closing Date to the extent covered under its plans without the application of any waiting period for coverage generally applicable to newly hired employees. The Seller shall provide medical coverage to the Transferred Employees with respect to any pre-existing medical conditions to the extent required by applicable law. To the fullest extent permitted under its applicable policies of insurance, the Seller shall maintain health, hospitalization, life, travel and accident insurance coverage for the Transferred Employees in effect until the first day of the month next following the Closing Date. The cost of such insurance coverage from and after the Closing Date shall be borne by the Buyer. The Seller shall cooperate with the Buyer to provide continuity of such insurance coverage to such employees.

    Severance Benefits; Employment Termination. The Buyer agrees to provide severance benefits only in accordance with Buyer's policies and procedures to those Transferred Employees who accept employment with the Buyer immediately after the Closing.

    Reporting of Data. The Buyer and the Seller shall complete and furnish to each other such other employee data as shall be reasonably required from time to time for each party to perform and fulfill its obligations under this Article VI.

    Employment Related Claims. The Seller agrees that the Seller and not the Buyer shall be solely responsible for all liability, costs and expenses (including attorneys' fees) for all existing employment claims that have been filed by any employee or former employee of the Seller prior to the Closing Date relating to arbitrations, unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, any employment-related tort claim or other claims or charges of or by employees of the Seller, or any thereof filed after the Closing Date but arising as a result of conditions, actions or events or series of actions or events which occurred prior to the Closing Date. The Buyer agrees that it shall be responsible for all liability, costs and expenses (including attorneys' fees) for all employment claims that are filed by any Transferred Employee who accepts employment with the Buyer relating to arbitrations, unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, any employment-related tort claim or other claims or charges of or by the Transferred Employees to the extent, but only to the extent, that the same result from the employment relationship between the Buyer and the Transferred Employee and conditions, actions or events or series of actions or events occurring subsequent to the Closing Date.

  ADDITIONAL AGREEMENTS

    Conduct of the Business. The Seller and the Shareholder covenant and agree with the Buyer that from and after August 31, 2006 until the Closing, except as expressly authorized by this Agreement or expressly consented to in writing by the Buyer, the Seller and the Shareholder (as applicable) shall, and to the extent the same would affect the Proprietary Rights:

      operate the Business and the Transferred Assets only in the usual, regular and ordinary manner with a view to maintaining the goodwill that the Seller now enjoys and, to the extent consistent with such operation, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationship with its customers, suppliers, jobbers, distributors and other Persons having business relations with it;

      use all reasonable efforts to maintain the Transferred Assets in a state of repair, order and condition consistent with its usual practice in connection with the Business;

      maintain its books of account and records relating to the Business in the usual, regular and ordinary manner, in accordance with the Seller's usual accounting practices applied on a consistent basis;

      comply in all material respects with all statutes, laws, orders and regulations applicable to it and to the conduct of the Business;

      not sell, assign, transfer, lease or otherwise dispose of any Proprietary Rights, Equipment or any of the other Transferred Assets except for dispositions of Inventories for value in the usual and ordinary course of business;

      preserve and maintain all rights that it now enjoys in and to the Proprietary Rights and not sell, assign, transfer, lease or otherwise dispose of any Proprietary Rights other than to the Buyer pursuant to the terms of this Agreement;

      not mortgage, pledge or otherwise create a security interest in any of the Transferred Assets or permit there to be created or exist any Liens thereon that would not be released upon the transfer of the Transferred Assets to the Buyer pursuant to this Agreement;

      not enter into any contract, commitment or lease in relation to the Business that is out of the ordinary course of the Business or, if effective on the date hereof, would be required to be disclosed in Schedule 3.5(a) of the Disclosure Schedule;

      not amend or modify any of the Contracts and Other Agreements disclosed in Schedule 3.5(a) of the Disclosure Schedule or any other contract, commitment, lease or other agreement that would, if entered into on the date hereof, be required to be disclosed on any Schedule to this Agreement, including the Disclosure Schedule;

      not consent to the termination of any of the Contracts and Other Agreements disclosed in Schedule 3.5(a) of the Disclosure Schedule or waive any of the Seller's rights with respect thereto;

      not grant any increase in the compensation or rate of compensation or commissions or bonuses payable to or severance obligations for any of the Transferred Employees or in any bonus plan and not transfer or otherwise change any of the terms or conditions of employment of any of the Transferred Employees;

      not permit any insurance policy naming it as a beneficiary or a loss payee relating to the Business or the Transferred Assets to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

      pay when due all accounts payable, all payments required by any of the Contracts and Other Agreements, and all Taxes other than Taxes that are being contested in good faith and for which adequate reserves against the Transferred Assets exist and which would not result in a Lien being imposed on any of the Transferred Assets; and

      promptly notify the Buyer in writing if the Seller becomes aware of any change that shall have occurred or that shall have been threatened (or any development that shall have occurred or that shall have been threatened involving a prospective change) in the Transferred Assets or the Business that would reasonably be expected to have a Material Adverse Effect whether or not occurring in the ordinary course of business.

    Information. During the period from the date of this Agreement to the Closing Date, the Buyer and the Seller will promptly inform the other in writing of any claim, action or any proceeding commenced against such party with respect to the transactions contemplated by this Agreement or any assets or property of the Seller or the Business.

    Compliance.

      The Seller and the Shareholder shall use their best efforts to:

        cause all of the obligations imposed upon it in this Agreement to be duly complied with, and all conditions precedent to such obligations to be satisfied; and

        obtain any and all consents, waivers, amendments, modifications, approvals, authorizations, notations and licenses necessary to the consummation of the transactions contemplated by this Agreement.

      The Seller and the Shareholder shall cause all Liens on the Transferred Assets to be released as of the Closing Date.

    Delivery of Corporate Documents. The Seller shall deliver to the Buyer all Documents and Other Papers relating to the Transferred Assets, the Assumed Liabilities and the current and proposed operations of the Business, including, without limitation, all files relating to the Trade Payables, computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Business or the Transferred Assets or customer records and sales history stored on any electronic media, including computers. The Seller, however, shall be entitled to retain the historical books and records relating to the Business to the extent such books and records are not necessary for the ongoing operations of the Business by the Buyer. Without limiting the foregoing, Seller shall also be entitled to keep and maintain in its possession all of the corporate books (minutes, bylaws, articles of incorporation, certificate of incorporation, stock certificates, stock ledgers, etc) of and relating to Safety Alliance, Inc. The Seller agrees that so long as the corporation, accounting, auditing and tax books, records (including work papers) and other books and records relating to the Seller, the Business and the Transferred Assets, the Transferred Employees and the Assumed Liabilities remain in existence and in the possession of the Seller or its affiliates, the Buyer and its authorized representatives shall have the right to inspect and, at the Buyer's expense, to copy the same at any time during regular business hours for any proper purpose. For a period of seven years following the Closing Date, the Seller agrees that it will not destroy any of such books and records without having first offered to deliver the same to the Buyer.

    Further Assurances. The Seller and the Shareholder shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer such bills of sale, assignments and other instruments of transfer, assignment and conveyance, in form and substance mutually satisfactory to both counsel for the Buyer and Seller, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets free and clear of all Liens (including the release of all Liens of record) and shall use its best efforts to cause to be taken such other action as the Buyer reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

    Cooperation After Closing.

      The Seller, the Shareholder and the Buyer shall cooperate with each other after the Closing hereunder in clearing the title to any of the Transferred Assets to the Buyer pursuant hereto in the event that the Seller's title to any such property, as the case may be, as of the Closing Date, shall be defective, not marketable or nonassignable. In this connection, the Seller shall take all commercially reasonable action, including, but not limited to, the furnishing of documents and evidences of title and assistance in the preparation and trial of any necessary litigation, to clear title to any such property, all of which shall be at the expense of the Seller.

      For the greater of eight years from the Closing Date and such period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, the Buyer shall permit the Seller and its representatives reasonable access to the business records and files of the Seller that are transferred to the Buyer in connection herewith in anticipation of, or preparation for, existing or future litigation or any Tax audit which the Seller or any of its affiliates is involved and which is related to the Business or the Transferred Assets, during regular business hours and upon reasonable notice at the Buyer's principal places of business or at any location where such records are stored; provided, however, that (i) any such access shall be had or done in such a manner so as to not interfere with the normal conduct of the Business, (ii) the Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) the Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would cause the Buyer or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege, it being understood and agreed that the records delivered by the Seller to the Buyer shall not be deemed to be restricted from the Seller pursuant to either clause (ii) or (iii) above. The Buyer shall also provide the Seller with (i) reasonable access to the Facility for the purpose of complying with applicable Environmental Laws provided that such access does not interfere with the normal conduct of the Business and (ii) reasonable access to the accounting records and schedules necessary for the preparation of financial reports and tax returns for the year ended December 31, 2005, and for the 2006 accounting period ending on the Closing Date.

      For the greater of eight years from the Closing Date and such period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, the Seller shall permit the Buyer and its representatives reasonable access to the general business records and files of the Seller in anticipation of, or preparation for, existing or future litigation or any Tax audit in which the Buyer or any of its affiliates is involved and which is related to the Business or the Transferred Assets, during regular business hours and upon reasonable notice at the Seller's principal places of business or at any location where such records are stored; provided, however, that (i) any such access shall be had or done in such a manner so as to not interfere with the normal conduct of the Seller's business, (ii) the Seller shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) the Seller shall not be required to provide access to any confidential record or records, the disclosure of which would cause the Seller or any of its Affiliates to waive its attorney-client privilege or attorney work product privilege.

      The Seller, if requested by the Buyer, shall cause its accountant to prepare and deliver to the Buyer and shall cooperate and assist in preparing such financial statements of the Business that the Buyer may reasonably require in order to permit Buyer to timely file a Current Report on Form 8-K with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder in connection with the transactions contemplated thereby and to comply with any other financial statement requirements with respect to the Business applicable to Buyer under the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the rules and regulations thereunder. If requested, the Seller shall use its best efforts to cause its accountant to deliver such financial statements to the Buyer within ten business days prior to the date that Buyer is required to file such financial statements with the Securities and Exchange Commission in connection with such obligations. The Seller shall cause its accountant to provide the Buyer with access to such firm's work papers in support of the Business. The cost of such accounting work shall be borne by the Buyer, but the Seller shall use its best efforts to cause its accountant to provide the Buyer with an estimate of such costs prior to the Closing. The Seller will also cooperate with and assist the Buyer in preparing, and, if requested, shall use reasonable efforts to cause its accountant to cooperate, at Buyer's expense, in preparing, such other financial statements for the Business as may be specified by the Buyer.

    Nondisclosure of Proprietary Information.

      The Seller and the Shareholder agree that, from and after the Closing Date, they and their Subsidiaries and affiliates shall:

        hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than the Buyer any of the Proprietary Information that is not generally known to the public or utilize any of the Proprietary Information for any purpose; and

        not for a period of two years solicit, hire away, recruit or attempt to solicit, hire away or recruit any Transferred Employees who are subsequently employed by the Buyer pursuant to Section 6.1 hereof.

      Notwithstanding the foregoing, the Seller and its affiliates may disclose information that is (i) required to be disclosed by applicable State or federal tax or securities laws to the extent, and only to the extent, such laws require such disclosure and the Seller provides the Buyer prior written notice of its intent to provide such disclosure and the general text of such disclosure and such disclosure is consented to by the Buyer, which consent shall not be unreasonably withheld, or (ii) legally compelled by subpoena, court order or similar legal duress to disclose the information in which case the Seller and its affiliates will provide Buyer with prompt notice so that Buyer may, at its cost, seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof; provided if such protective order or other remedy is not obtained, or the Buyer waives compliance with the provisions hereof, Seller will furnish only that portion of the information that Seller reasonably believes, in its good faith judgment, is legally required. Nothing herein shall require the Seller to fail to comply in a timely manner with a subpoena, court order or similar legal demand.

      The Seller acknowledges that all documents and objects containing or reflecting any Proprietary Information, whether developed by the Seller or by someone else for it or any of its affiliates, will after the Closing Date become the exclusive property of the Buyer and be delivered to the Buyer.

      Because of the unique nature of the Proprietary Information, the Seller understands and agrees that the breach or anticipated breach of its or its affiliates obligations under this Section 7.7 will result in immediate and irreparable harm and injury to the Buyer and its affiliates, for which it will not have an adequate remedy at law, and that the Buyer and its affiliates and their successors and assigns shall be entitled to relief in equity to enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled.

    Real Property. Buyer shall enter into a triple net lease with the owner of the real property, WMN, LLC which lease shall be in the form attached hereto as Exhibit B hereto (the "Lease Agreement").

    Warranty Claims. With respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date that relate to the Business and that are covered by valid and existing warranties of the Seller, the Buyer agrees to assume and pay for such claims to the extent, but only to the extent, that the Buyer's Damages with respect to all such claims do not exceed in the aggregate $10,000. Any claims in excess of such amount shall remain part of the Retained Liabilities. The Buyer agrees to provide the necessary services to satisfy any claims made pursuant to warranties of third Persons in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date that relate to the Business and that are covered by valid and existing warranties of the Seller at a price equal to the Buyer's variable out-of-pocket costs. The foregoing limitations, however, shall not be deemed in any way to limit the right of the Buyer to seek indemnification from the Seller for any Damages in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date to the extent the Buyer incurs a monetary liability to any third Person in excess of $10,000 in the aggregate with respect to such matters or is obligated to take any action other than that expressly covered by this Section 7.9.

    Covenant Not to Compete With the Business. The Seller and the Shareholder agree that, effective as of the Closing Date and for a period of three years thereafter, the Seller, and its respective affiliates and the Shareholders shall not, without the consent of the Buyer, directly or indirectly, (i) design, develop, market, produce, manufacture or provide any product, good or service that competes with the Business in any geographic market in the United States that Seller currently conducts any business, (ii) make any contact with, for the purpose of transacting any business competitive to the Business, with any Person which has been a customer of Seller at any time in the six (6) years prior to the Closing Date ("Company's Customers"), (iii) attempt to direct or take away the business or patronage of any of the Company's Customers, (iv) attempt to have any dealings with the Company's Customers for the purpose of attempting to secure such Customers or their patronage competitive with the Business, (v) solicit, hire away or attempt to solicit or hire away to any firm or entity engaged in the Business, any person presently employed by Seller, (vi) engage in the Business, (vii) interfere with or molest the business, trade, goodwill or customers of the Seller. Notwithstanding the foregoing, Barry Wieland may provide services only for the purpose of Phase I, II and III, environmental reports and clean up work described in such reports and the provisions of (iii) and (iv) above shall only apply to the business conducted by Buyer. The Seller acknowledges that a remedy at law for any breach or attempted breach of this Section 7.10 will be inadequate and further agrees that any breach of this Section 7.10 will result in irreparable harm to the Business and the Buyer shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. The Seller acknowledges that this covenant not to compete is being provided as an inducement to the Buyer to acquire the Business and the Transferred Assets and that this Section 7.10 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Buyer. Whenever possible, each provision of this Section 7.10 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 7.10 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 7.10. If any provision of this Section 7.10 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 7.10 but shall be confined in its operation to the provision of this Section 7.10 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 7.10 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

    Continuation of Business by the Buyer. Nothing in this Section 7.11, in any other provision of this Agreement, in any Exhibit or Section hereto, or in any agreement, instrument, or other document executed or delivered in connection with this Agreement shall require the Buyer to continue its business or operations or to manage and operate the Business with any duty or standard of care to the Seller. The Seller acknowledges and agrees that the Buyer in its sole discretion may continue, manage, modify or discontinue its operations, liquidate or otherwise change or cease its operations.

  CONDITIONS TO THE BUYER'S OBLIGATION

  TO CONSUMMATE THE TRANSACTIONS

  The obligation of the Buyer to purchase the Transferred Assets and to assume the Assumed Liabilities as contemplated hereby is, at the option of the Buyer, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Buyer in writing; provided, however, the Buyer's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Buyer or existing on the Closing Date, and such action shall not prejudice the Buyer's right to recover damages for any such breach.

    Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of the Seller to be performed or complied with by it on or before the Closing Date pursuant to this Agreement shall have been performed or complied with; and the Seller shall have delivered to the Buyer a certificate signed by one of its duly authorized officers dated the Closing Date to all such effects.

    Good Standing. The Seller shall have delivered to the Buyer certificates issued by appropriate Governmental Entities evidencing the good standing of the Seller, as of a date not more than ten calendar days prior to the Closing Date, in the states or commonwealths in which it was organized or qualified to do business as a foreign corporation. To the extent provided for under applicable law, the Seller shall also have requested and will upon receipt deliver to the Buyer a tax clearance, or certificates or other writings issued by appropriate Governmental Entities evidencing that all applicable state Gross Receipt Taxes have been paid.

    Instruments of Transfer. The Seller or the Shareholder, as applicable, shall have executed, acknowledged and delivered to the Buyer (i) the General Conveyance, Transfer, Assignment and Assumption, in substantially the form attached hereto as Exhibit C hereto, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets and (ii) the Lease Agreement.

    Amendment to Articles of Incorporation. The Seller shall have prepared, obtained all necessary corporate authorizations, executed and delivered to the Buyer documents, in form and substance mutually satisfactory to both counsel for the Buyer and Seller, sufficient to change the Seller's (including the Subsidiaries) corporate name to one bearing no resemblance to the Seller's current corporate name and sufficient to assign and insure to the Buyer the continuing right to use the present corporate name of the Seller and all variations thereof.

    No Litigation.

      No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement.

      No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened seeking to prevent the sale of the Transferred Assets or the Business or asserting that the sale of all or a portion of the Transferred Assets or the Business would be unlawful.

    Employment Agreements. The Buyer shall have received from Terri Nelson and Steve Martinez an executed Employment Agreement in substantially the form attached as Exhibit D.

    No Adverse Event. The Business and properties of the Seller shall not be adversely affected or threatened to be affected by any loss or damage to the Transferred Assets (including, but not limited to, the Equipment), whether or not covered by insurance. Buyer has not given the notice described in Section 5.1. Seller has not violated the provisions of Section 7.1.

    Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the forms required by this Agreement.

    Licenses, Consents and Approvals by the Buyer. The Buyer shall have received each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Buyer to consummate the transactions contemplated by this Agreement.

    Consents of Third Persons; Release of Liens.

      All consents from third Persons shall have been received.

      The Seller shall have delivered to the Buyer releases of all Liens on the Transferred Assets in form and substance reasonably satisfactory to the Buyer.

  CONDITIONS TO THE SELLER'S AND SHAREHOLDER'S OBLIGATION

  TO CONSUMMATE THE TRANSACTIONS

  The obligation of the Seller and Shareholder to transfer the Transferred Assets as contemplated hereby is, at the option of the Seller and Shareholder, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Seller or Shareholder in writing; provided, however, the Seller's or Shareholder's election to proceed with the Closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Seller or Shareholder or existing on the Closing Date, and such action shall not prejudice the Seller's or Shareholder's right to recover damages for any breach.

    Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date, and the Buyer shall have delivered to the Seller a certificate signed by one of its duly authorized officers, dated the Closing Date, to such effect.

    Receipt of the Transferred Assets. The Seller shall have received the Cash Purchase Price and the Buyer shall have duly executed and delivered to the Seller an instrument acknowledging receipt of the Transferred Assets and assumption of the Assumed Liabilities in substantially the forms attached as Exhibit C hereto.

    Licenses, Consents and Approvals. The Seller shall have received each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Seller to consummate the transactions contemplated by this Agreement.

    No Litigation.

      No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there be any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement.

      No suit, action, claim, proceeding or investigation before any court or other Governmental Entity shall have been commenced or threatened seeking to prevent the sale of the Transferred Assets or the Business or asserting that the sale of all or a portion of the Transferred Assets or the Business would be unlawful.

    Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the forms required by this Agreement.

  INDEMNIFICATION

    Indemnification by the Seller and the Shareholder. Except as otherwise limited by this Article X and Article XI hereof, the Seller and the Shareholder agree to indemnify, defend and hold the Buyer and each of its officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "General Buyer Losses"), arising out of or resulting from or relating to:

      any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Seller and/or the Shareholder in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Schedule, Exhibit or writing delivered to the Buyer pursuant to this Agreement, including the Disclosure Schedule; or

      any Retained Liability.

    Environmental Indemnification. In addition to the indemnification provided in Section 10.1 hereof, the Seller and the Shareholder shall indemnify, defend and hold the Buyer and each of its directors, officers, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of any and all Environmental Liabilities that may be imposed upon or incurred by the Buyer, arising out of or in connection with (a) the acts or omissions of any Person prior to Closing relating to the Business, the Transferred Assets, a Facility or any business conducted at a Facility; (b) any act or omission of the Seller relating to a Facility during the lease term (other than as a result of an act or omission by the Buyer in the operation of the Business after the Closing excluding the Buyer's failure to detect or remedy any existing environmental conditions or any Environmental Liabilities existing on or prior to the Closing Date); or (c) any breach by the Seller of a representation or warranty contained in Section 3.10 (collectively, "Environmental Losses").

    Intentionally Omitted.

    Indemnification by the Buyer. Except as otherwise limited by this Article X and Article XI hereof, the Buyer agrees to indemnify, defend and hold the Seller and each of its officers, directors, employees, agents, stockholders and controlling Persons and its successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Seller Losses"), arising out of or resulting from:

      any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Buyer in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Schedule, Exhibit or writing delivered to the Seller pursuant to this Agreement;

      any Assumed Liability;

      the obligations assumed by the Buyer pursuant to Section 7.9 hereof; or

      any losses, damages, costs and expenses incurred by any of them arising from the Buyer's operation of the Business or the Transferred Assets or the use of the Facility pursuant to the terms of the Lease after the Closing Date; provided, however, that the Buyer shall in no event be liable for or be required to provide indemnity pursuant to this Section 10.4 for the Buyer's failure to detect or remedy any Environmental Conditions or any Environmental Liabilities arising on or prior to the Closing Date.

    Procedure. All claims for indemnification under this Article X shall be asserted and resolved as follows:

      An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

      The obligations and liabilities of an Indemnitor under this Article X with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article X ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall pay all reasonable costs and expenses of such defense as incurred and shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled without the written consent of the Indemnitee.

    Payment. Payment of any amounts due pursuant to this Article X shall be made within ten Business Days after notice of a final determination of any Third Party Claims is sent by the Indemnitee.

    Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article X and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

    Adjustment of Liability. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to any indemnifiable Loss under this Article X shall be net of any insurance recovery by the Indemnitee on account of such Loss from an unaffiliated party.

  NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,

  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

  All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of the Seller and the Shareholder pursuant to this Agreement shall be deemed representations and warranties of the Seller Shareholder. The representations and warranties of the parties to this Agreement shall survive the Closing Date and shall remain in full force and effect for a period of eighteen (18) months following the Closing Date (except that (i) the representations and warranties set forth in Sections 3.1, 3.2, 3.4 [except 3.4(f)], 3.10, 3.14(b) and 4.1 shall survive the Closing Date for a period of six years after Closing) and (ii) the representations and warranties contained in Sections 3.7, 3.15 and 4.2 hereof shall survive the Closing Date and shall not terminate until twenty (20) days after the expiration of all applicable statutes of limitations (including any and all extensions thereof))(the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article X hereof may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with Article X hereof within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification not withstanding such claim may not be resolved within the Survival Period. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with the Closing or otherwise in connection with the transactions contemplated hereby.

  EXPENSES

  Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including without limitation the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement.

  TERMINATION

    Best Efforts to Satisfy Conditions. Subject to the provisions of this Agreement, the Buyer, the Shareholder and the Seller agree to use their best efforts to bring about the satisfaction of the conditions specified in Articles VIII and IX hereof.

    Termination. The obligation to close the transactions contemplated by this Agreement may be terminated by:

      mutual agreement of the Buyer and the Seller;

      the Buyer, if a material default shall be made in the observance or in the due and timely performance by the Seller or the Shareholder of any agreements and covenants of the Seller or the Shareholder herein contained, or if there shall have been a material breach by the Seller or the Shareholder of any of the warranties and representations of the Seller or the Shareholder herein contained, and such default or breach has not been cured or has not been waived;

      the Seller or the Shareholder, if a material default shall be made by the Buyer in the observance or in the due and timely performance by the Buyer of any agreements and covenants of the Buyer herein contained, or if there shall have been a material breach by the Buyer of any of the warranties and representations of the Buyer herein contained, and such default or breach has not been cured or has not been waived; or

      the Buyer or the Seller or the Shareholder (provided the terminating party has not materially breached any of its agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before November 1, 2006.

    Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to Section 13.2(a) or (d), then this Agreement shall, forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Seller, Shareholder or the Buyer. If this Agreement is terminated pursuant to Section 13.2(b) or (c), then Seller, Shareholder or Buyer shall be able to specifically enforce the terms of this Agreement in addition to any other rights or remedies available to Seller, Shareholder or Buyer at law or in equity. The exercise of any rights or remedy shall not be an election of remedies.

    Notice of Termination. The parties hereto may exercise their respective rights of termination under this Article XIII only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.

  DEFINITIONS OF CERTAIN TERMS

  In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all Exhibits and Schedules hereto:

    "Account Receivables" shall have the meaning given such term in Section 1.1.

    "Agreement" shall mean this Asset Purchase Agreement between the Seller, the Buyer and the Shareholder, as amended from time to time by the parties hereto.

    "Assumed Liabilities" shall have the meaning given such term in Section 1.3 hereof.

    "Business" shall mean the businesses and operations of the Seller including, without limitation, providing safety products, safety training, safety consulting and intellectual expertise for hazardous job sites.

    "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

    "Buyer" shall mean DXP Enterprises, Inc., a Texas corporation, or one or more of its designees.

    "Cash Purchase Price" shall mean Two Million One Hundred Sixty Thousand and No/100 Dollars ($2,160,000.00).

    "Closing" shall mean the transfer by the Seller to the Buyer of the Transferred Assets, the assumption by the Buyer of the Assumed Liabilities and the transfer by the Buyer to the Seller of the other considerations set forth herein.

    "Closing Date" shall mean the time and date of the Closing as specified in Article II hereof.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time or similar provisions of legislation replacing such law from time to time.

    "Contracts and Other Agreements" shall mean all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses, commitments or binding arrangements, whether express or implied, oral or written, to which the Seller is a party or bound or to which its properties or assets are subject.

    "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action [including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals]).

    "Disclosure Schedule" shall mean the disclosure schedule delivered to the Buyer.

    "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

    "Employment Agreements" shall have the meaning given such term in Section 6.1 hereof.

    "Environmental Laws" shall mean all federal, state, or municipal laws, rules, regulations, statutes, ordinances, or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11001, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq. and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq. The term "Environmental Laws" shall also include all state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the same subject matter or promulgated by any governmental or quasi-governmental agency thereunder or to carry out the purposes of any federal, state, local and municipal law.

    "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney's fees and other legal fees (a) pursuant to any agreement, order, notice, or responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment, or similar documents (including settlements); or (b) pursuant to any claim by a Governmental Entity or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Entity or Person pursuant to common law or statute.

    "Environmental Losses" shall have the meaning given such term in Section 10.2 hereof.

    "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to the Transferred Assets or the operations or businesses of the Seller under any applicable law, regulation or other requirement of the United States or any other country or of any state, municipality or other subdivision thereof relating to the control of any pollutant or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

    "Equipment" shall mean all machinery, transportation equipment, tools, equipment, furnishings and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment that is used in the Business as operated by the Seller.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and the related regulations, as amended from time to time.

    "Excluded Assets" shall have the meaning given such term in Section 1.2 hereof.

    "Facility" shall mean the real property that is owned by WMN, LLC and is described in Exhibit B. The Facility shall include all fixtures and improvements erected or located on or affixed to the Facility.

    "Financial Statements" shall have the meaning given such term in Section 3.6 hereof.

    "GAAP" shall have the meaning given such term in Section 3.6 hereof.

    "General Buyer Losses" shall have the meaning given such term in Section 10.1 hereof.

    "Governmental Entity" shall mean any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "Hazardous Materials" shall mean any (a) petroleum or petroleum products, (b) hazardous substances as defined by Section 101(14) of CERCLA and (c) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

    "Indemnitee" shall mean the Person or Persons indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Sections 10.1, 10.2 or 10.04 hereof, as the case may be.

    "Indemnitor" shall mean the Person or Persons having the obligation to indemnify pursuant to the provisions of Sections 10.1, 10.2 or 10.4 hereof, as the case may be.

    "Inventories" shall mean all inventories of finished goods, tooling inventory, work in progress, raw materials and other inventories relating to the Business, wherever situated.

    "Lease Agreement" shall have the meaning given such term in Section 7.8 hereof.

    "Letter of Intent" shall mean that certain letter of intent among Buyer and the Seller dated September 8, 2006.

    "Lien" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third Person of any nature whatsoever.

    "Losses" shall mean Seller Losses, General Buyer Losses or Environmental Losses, as the case may be.

    "Material Adverse Effect" shall mean a single event, occurrence or fact that, together with all other events, occurrences and facts that could reasonably be expected to result in a loss to the Business, would have, or might reasonably be expected to have, a material adverse effect on the assets, business, operations, prospects or financial condition of the Transferred Assets or the Business that would result in a diminution in value of the Transferred Assets to an extent greater than three percent (3%) of the Purchase Price, or that would constitute a criminal violation of law involving a felony.

    "Permitted Liens" shall mean (a) Liens securing or relating to liabilities or obligations that are to be assumed by the Buyer pursuant to this Agreement, (b) Liens for current taxes and assessments not yet due, (c) inchoate mechanic and materialmen liens for construction in progress, (d) inchoate workmen, repairmen, warehousemen, customer, employee and carriers liens arising in the ordinary course of business, (e) Liens created by the Buyer and (f) Liens and imperfections of title that, singly or in the aggregate, would not have a Material Adverse Effect.

    "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

    "Pre-Closing Financial Statements" shall have the meaning given such term in Section 1.3 hereof.

    "Pre-Closing Obligations" shall mean all obligations of the Seller (including indemnification and other contingent obligations) relating to (i) acts, events or omissions by any Person or circumstances existing at or prior to the Closing, (ii) goods or services provided to or for the benefit of the Seller or any of its affiliates prior to the Closing, (iii) goods or services provided by or on behalf of the Seller or any of its affiliates or licensees prior to the Closing, (iv) any pending or threatened litigation or claims made or threatened prior to the Closing, (v) any of the matters listed on Schedule 1.5 hereto, (vi) the conduct of the Business, the Corporate or operation of the Transferred Assets or any benefit realized by the Seller prior to the Closing, (vii) contracts, agreements and other commitments that were required to be scheduled in Schedule 3.5(a) of the Disclosure Statement but were not scheduled and (viii) the employees of the Seller under any contracts, agreements, arrangements or understandings with such employees entered into or existing at or prior to the Closing and all other obligations of the Seller or any of its affiliates with respect to its employees at or prior to the Closing.

    "Proprietary Information" shall mean collectively (a) Proprietary Rights and (b) any and all other information and material proprietary to the Seller, owned, possessed or used by the Seller, whether or not such information is embodied in writing or other physical form, and which is not generally known to the public, that (i) relates to financial information regarding the Seller or the Business, including, without limitation, (y) business plans and (z) sales, financing, pricing and marketing procedures or methods of the Seller or (ii) relates to specific business matters concerning the Seller, including, without limitation, the identity of or other information regarding sales personnel or customers of the Seller.

    "Proprietary Rights" means all patents, inventions, shop rights, know how, trade secrets, designs, plans, manuals, computer software, specifications, confidentiality agreements, confidential information and other proprietary technology and similar information; all registered and unregistered trademarks, service marks, logos, corporate names, trade names and all other trademark rights; all registered and unregistered copyrights; and all registrations for, and applications for registration of, any of the foregoing, that are used in the conduct of the Business.

    "Purchase Price" shall have the meaning given such term in Section 1.3 hereof.

    "Retained Liabilities" shall have the meaning given such term in Section 1.5 hereof.

    "Seller" shall mean Safety Alliance, Inc. a New Mexico corporation.

    "Shareholder" shall collectively mean Terri Nelson and husband Douglas E. Nelson, Steve Martinez and Barry Wieland.

    "Subsidiary" shall mean, as to a Person, any corporation, Partnership, joint venture, association or other entity or organization in which such Person owns (directly or indirectly) any equity or other similar Corporate interest.

    "Tax Consideration" shall have the meaning given such term in Section 1.8(a) hereof.

    "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

    "Taxes" shall mean all federal, state, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

    "Third Party Claims" shall have the meaning given such term in Section 10.5(b) hereof.

    "Trade Payables" shall mean those obligations of the Seller relating to the provision of goods and services to the Seller for the conduct of the Business in the ordinary course of business of the Seller that relate to the Transferred Assets and that are classified as Trade Payables in accordance with GAAP and are shown on Seller's financial statements delivered to Buyer.

    "Transferred Assets" shall have the meaning given such term in Section 1.1 hereof.

    "Transferred Employees" shall have the meaning given such term in Section 6.1 hereof.

  MISCELLANEOUS

    Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified United States first-class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

    If to the Seller, to: Safety Alliance, Inc.

    1678 Bloomfield Blvd,

    Farmington, NM 87401

    Attn: Terri Nelson

    (V) (505) 325-7233

    (F) (505) 325-1905

    Copies to: B. Paul Briones

    Briones Law Firm, P.A.

    407 N. Auburn

    Farmington, NM 87401

    (V) (505) 325-0258

    (F) (505) 325-3311

    If to the Buyer, to: DXP Enterprises, Inc.

    7272 Pinemont

    Houston, Texas 77040

    Attn: David R. Little, CEO

    (V) (713) 996-4755

    (F) (713) 996-6570

    Copies to: Gary A. Messersmith

    Looper, Reed & McGraw, P.C.

    1300 Post Oak Blvd., Suite 2000

    Houston, Texas 77056

    (V) (713) 986-7216

    (F) (713) 986-7100

    or to such other address or facsimile number and to the attention of such other Person(s) as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third Business Day following the day of mailing.

    Bulk Transfer Laws. The Seller agrees with the Buyer that the bulk sales provisions of the Uniform Commercial Code as in effect in Texas or New Mexico, if any, and the provisions of any similar statute of any other state or jurisdiction regulating bulk sales or transfers do not apply to this Agreement.

    Assignment. Prior to the Closing Date, no party to this Agreement may sell, transfer, assign, pledge or hypothecate its rights, interests or obligations under this Agreement, except that the Buyer may assign its rights to any affiliate of the Buyer. Subsequent to the Closing Date, the parties may, from time to time, without the consent of the other parties hereto assign any or all of their respective rights under this Agreement. Notwithstanding the foregoing, no assignment of this Agreement or any of the rights, interests or obligations hereof by the Buyer shall relieve the Buyer of its obligations under this Agreement and, upon any such assignment occurring prior to the Closing, the representations, warranties, covenants and agreements contained in this Agreement shall be deemed to have been made by the Buyer's assignee as well as by the Buyer. The Buyer and the Seller agree that in connection with any sale or other disposition or series of sales or dispositions of all or substantially all of such party's assets to an affiliate of such party or any merger or liquidation of such party, the acquiring Person or other recipient of substantially all of such party's assets, as the case may be, shall assume the obligations of such party under this Agreement. Such obligation shall apply to successive sales, dispositions, mergers and liquidations.

    Successors. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and assigns.

    Entire Agreement. This Agreement and the Exhibits and Schedules hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersedes all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to choice of law principles. The parties submit to the non-exclusive jurisdiction of the courts of the State of Texas.

    Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

    Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    No Third Party Beneficiaries. Any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Headings. Each statement set forth in the Disclosure Schedule with respect to a particular section herein shall be deemed made solely with respect to such section and not with respect to any other section hereof unless specifically set forth in the Disclosure Schedule as also being made with respect to such other section. The headings of the Articles and sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

    Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

    Negotiation with Others. The Seller agrees that from the date hereof until the Closing Date or the termination of this Agreement pursuant to Article XIII, it will not, directly or indirectly, negotiate with any Person not a party hereto or not affiliated with a party hereto with respect to a merger, consolidation, asset purchase or any similar transaction with any such Person.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SELLER:

SAFETY ALLIANCE, INC.

By: ________________________

TERRI NELSON, President

SHAREHOLDER:

Terri Nelson

__________________________________________

Douglas E. Nelson

_________________________________________

Steve Martinez

_________________________________________

Barry Wieland

BUYER:

DXP ENTERPRISES, INC.

By: Mac McConnell, CFO

Exhibit 99.1

NEWS RELEASE

CONTACT: John Jeffery

Sr. V.P. Sales & Marketing

713.996.4700

www.dxpe.com

DXP ENTERPRISES ANNOUNCES

STRATEGIC ACQUISITION OF SAFETY ALLIANCE

Houston, TX, November 1, 2006 - DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that they have completed a strategic acquisition of Safety Alliance, a company which provides safety and environmental consulting and training services as well as safety equipment sales, service, and rental. The acquired business has operated in Farmington, New Mexico since 1995.

DXP paid approximately $2.3 million cash for the acquired business and assumed approximately $0.2 million worth of debt. The cash was funded by utilizing available capacity under DXP's bank revolving credit facility.

The unaudited sales and EBITDA for the acquired business for the nine months ending September 30, 2006, were approximately $2.0 million and $0.4 million, respectively.

Greg Oliver, Senior Vice President of DXP Service Centers, said, "This acquisition, along with our recent addition of Safety International, positions DXP to be a significant provider of high-end safety services in the energy and mining sectors." Mac McConnell, Chief Financial Officer stated, "We anticipate this acquisition to be immediately accretive to earnings."

DXP Enterprises, Inc. is a leading products and service distributor focused on adding value and total cost savings solutions to MRO and OEM customers in virtually every industry since 1908. DXP provides innovative pumping solutions, integrated supply, and MROP (maintenance, repair, operating, and production) services that emphasize and use DXP's vast product knowledge and technical expertise in pumps, bearings, power transmission, seals, hose, safety, fluid power, electrical and industrial supplies. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven, creating competitive advantages for its customers.

DXP's innovative pumping solutions provide engineering, fabrication, and technical design to meet the capital equipment needs of its global customer base. DXP provides solutions by using manufacturer- authorized equipment and certified personnel. Pump packages require MRO and OEM equipment such as pumps, motors and valves, and consumable products. DXP leverages its MROP inventories and technical knowledge to lower the total cost and maintain the quality of the pump package.

SmartSource, a DXP integrated supply program, allows a more efficient way to manage the customer's supply chain needs for MROP products. The program allows the customer to transfer all or part of its supply chain needs to DXP, so the customer can focus on its core business. SmartSource effectively lowers costs by outsourcing purchasing, accounting, and on-site supply management to DXP, which reduces the duplication of effort both the customer and supplier. DXP's broad range of first-tier products provides an efficient measurable solution to reduce costs and streamline procurement and sourcing operations.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.